UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

St. Joseph Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-53573	26-3616144
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1901 Frederick Avenue, St. Joseph, Missouri	64501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (816) 233-5148

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 19, 2010, Midwest Federal Savings and Loan Association of St. Joseph (the “Association”), the wholly owned subsidiary of St. Joseph Bancorp, Inc. (the “Company”), closed on the transaction contemplated by a Real Estate Contract (the “Agreement”) with M&I Marshall & Ilsley Bank to acquire real estate located at 2211 North Belt Highway, St. Joseph, Missouri, including the building and improvements thereon.  The property is expected to be used as a branch office of the Association.  The purchase price of the property was $538,000.  The Association did not acquire deposits or loans as part of this transaction.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

The following exhibit is attached as part of this report:

Exhibit 10.1
Real Estate Contract with M&I Marshall & Ilsley Bank (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the registrant with the Securities and Exchange Commission on May 3, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ST. JOSEPH BANCORP, INC.

DATE: May 24, 2010	By:	/s/ Ralph E. Schank
Ralph E. Schank
President and Chief Executive Officer